Exhibit 5.1

May 18, 2026

Clearwater Paper Corporation
601 West Riverside, Suite 300
Spokane, WA 99201

Re: Registration Statement on Form S-8
Ladies and Gentlemen:
Reference is made to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by Clearwater Paper Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 2,000,000 shares of common stock issuable pursuant to the Clearwater Paper Corporation 2026 Stock Incentive Plan (the “Incentive Plan”).
It is my opinion that such shares of common stock of the Company, when issued and sold in accordance with the Incentive Plan, will be legally issued, fully paid and nonassessable.
I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Marc D. Rome
Marc D. Rome
Senior Vice President, General Counsel and Corporate Secretary